As filed with the Securities and Exchange Commission on December 23, 1998
                                        Registration No. 33-61175



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT

                              Under
                   The Securities Act of 1933

              SEVENSON ENVIRONMENTAL SERVICES, INC.
     (Exact name of Registrant as specified in its charter)

     New York                           16-1091535
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

2749 Lockport Road
Niagara Falls, New York                 14302
(Address of Principal Executive Office) (Zip Code)

 SEVENSON ENVIRONMENTAL SERVICES, INC. 1989 INCENTIVE STOCK PLAN
                    (Full title of the plan)

                      William J. McDermott
                     Chief Financial Officer
              Sevenson Environmental Services, Inc.
                       2749 Lockport Road
                 Niagara Falls, New York  14302
             (Name and address of agent for service)

                          716-284-0431
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

 Title of              Proposed Max.    Proposed Max.
securities  Amount      offering        aggregate    Amount of
  to be      to be       price per      offering    registration
registered  registered    share         price           fee

See below*    N/A*         N/A*           N/A*          N/A*

* No additional securities are to be registered, and registration fees were paid upon filing of the original
Registration Statement.






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                        EXPLANATORY NOTE

This Post-Effective Amendment No. 1 ("Amendment") to Registration Statement on Form S-8 (File No. 33-61175) ("Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Sevenson Environmental Services, Inc., a New York corporation ("Sevenson-New York" or the "Company"), which is the successor to Sevenson Environmental Services, Inc., a Delaware company ("Sevenson-Delaware"), following a statutory merger effective on May 19, 1998 (the "Merger") for the purpose of changing the state of incorporation of Sevenson-Delaware. Immediately prior to the Merger, Sevenson-New York had no assets or liabilities other than nominal assets and liabilities. In connection with the Merger, Sevenson-New York succeeded by operation of law to all the assets and all the liabilities and obligations of Sevenson-Delaware.
The Merger was approved by the shareholders of Sevenson-Delaware at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

     Except as modified by the Amendment, Sevenson-New York expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.


































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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission are incorporated by reference in this Amendment to the Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as amended by the Company's Amended Quarterly Report on Form 10-Q/A filed on October 27, 1998, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     (c) The description of the Company's Common Stock contained under the heading "Common Stock" in the Registration Statement for the Company's initial public offering, File No. 33-27287, declared effective on April 18, 1989, and the Certificate of Incorporation which was filed as an exhibit to the Company's Amended Quarterly Report on Form 10-Q/A filed on October 27, 1998.

     In addition, all documents subsequently filed by the Company pursuant to the Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Amendment to the Registration Statement and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits or eliminates the liability of directors to the fullest extent permitted by the New York Business Corporation Law ("NYBCL").
The NYBCL provides that a director of a corporation shall not be liable for damages to the corporation or its shareholders for any act or omission in the performance of his duties, except to the extent a judgment or other final adjudication adverse to him establishes that (a) he actually received an improper benefit,


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     (b)  his act or omission was in bad faith or involved
          intentional misconduct or a knowing violation of law, or (c) his acts violated section 719 of the NYBCL.

     The Company's by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law. The NYBCL grants corporations broad powers to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or consolidated actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such director or officers, subject to certain specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to purchase directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index, below.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective


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amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






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                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York on November 10, 1998.

                              SEVENSON ENVIRONMENTAL
                                SERVICES, INC.


                              By:/s/WILLIAM J. McDERMOTT
                                 William J. McDermott
                                 Chief Financial Officer










































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                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Elia and William J. McDermott, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign this Post-Effective Amendment No. 1 and any and all subsequent amendments to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Capacity                    Date

/s/MICHAEL A. ELIA      President, Chief       November 10, 1998
Michael A. Elia         Executive Officer
                        Director (Principal Executive
                        Officer) and Director

/s/WILLIAM J. McDERMOTT Vice President-Finance, November 10, 1998
William J. McDermott    Secretary and Chief
                        Financial Officer
                        (Principal Financial
                        Officer & Principal
                        Accounting Officer)
                        and Director

/s/JOSEPH J. CASTIGLIA  Director                November 10, 1998
Joseph J. Castiglia

/s/ROBERT S. KELSO      Director                November 10, 1998
Robert S. Kelso

/s/ARTHUR A. ELIA       Director                November 10, 1998
Arthur A. Elia

/s/LAWRENCE A. ELIA     Director                November 10, 1998
Lawrence A. Elia

/s/RICHARD A. ELIA      Director                November 10, 1998
Richard A. Elia

/s/DENA M. ARMSTRONG    Director                November 10, 1998
Dena M. Armstrong







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                        INDEX TO EXHIBITS

                                                   Sequential
Exhibit                                            Page Number

5         -  Opinion of Phillips, Lytle,               10
             Hitchcock, Blaine & Huber LLP as to
             the legality of the securities
             registered.

23(b)     -  Consent of Phillips, Lytle,               10
             Hitchcock, Blaine & Huber LLP (included
             in Exhibit 5).

23(a)     -  Consent of Deloitte & Touche LLP,
             Independent Public Accountants            12











































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                      EXHIBITS 5 AND 23(b)

             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
              BLAINE & HUBER LLP AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED






















































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                              December 10, 1998

Sevenson Environmental Services, Inc.
2749 Lockport Road
Niagara Falls, New York  14302

          Re:  Sevenson Environmental Services, Inc. -
               Post-Effective Amendment No. 1 to Registration
               Statement on Form S-8

Gentlemen:

          We have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Sevenson Environmental Services, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock, $.01 par value ("Shares"), reserved for issuance pursuant to the Company's 1989 Incentive Stock Plan (the "Plan"), which Shares were registered by Sevenson Environmental Services, Inc., a Delaware corporation, prior to its reincorporation into New York.

          We also have examined such other documents that we have considered necessary for the purpose of this opinion.

          Based on such examinations, we are of the opinion that the Shares which may be issued by the Company have been duly authorized and, when issued in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                   PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP





















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                          EXHIBIT 23(a)


                CONSENT OF DELOITTE & TOUCHE LLP
                 INDEPENDENT PUBLIC ACCOUNTANTS






















































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DELOITTE &
   TOUCHE
____________    ________________________________________________
     (LOGO)     Deloitte & Touche LLP  Telephone: (716) 843-7200
                Suite 250              Facsimile: (716) 856-7760
                Key Bank Tower
                50 Fountain Plaza
                Buffalo, New York  14202


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-61175 of Sevenson Environmental Services, Inc. on Form S-8 of our report dated February 6, 1998, appearing and incorporated by reference in the Annual Report on Form 10-K of Sevenson Environmental Services, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP



December 10, 1998
































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